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                                    EXHIBIT 3

                                POWER OF ATTORNEY

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for American Italian Pasta Company on February 13, 2003 Accession Number 0001047469-03-005388 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for American Italian Pasta Company on February 13, 2003 Accession Number
0001047469-03-005388 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for American Italian Pasta Company on February 13, 2003 Accession Number 0001047469-03-005388 and incorporated herein by reference.

Power of Attorney, dated as of January 21, 2003 for Waddell & Reed Ivy Investment Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for American Italian Pasta Company on February 13, 2003 Accession Number 0001047469-03-005388 and incorporated herein by reference.